UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 20, 2018

Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens
London, England W1J 5BQ
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐	Emerging Growth Company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements and Exhibits	4
SIGNATURE	5

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 20, 2018, the Board of Directors of Ensco plc (the “Company”), upon the recommendation of the Compensation Committee (the “Committee”), approved the Ensco plc 2018 Cash Incentive Plan (the “2018 ECIP”). The 2018 ECIP applies to awards granted after the effective date of the 2018 ECIP. The 2018 ECIP replaces the ENSCO International Incorporated 2005 Cash Incentive Plan, which will continue to apply to all awards made prior to December 31, 2017.

The purpose of the 2018 ECIP is to offer selected employees, including officers, of the Company or its subsidiaries an opportunity to participate in the growth and financial success of the Company, to provide the Company an opportunity to attract and retain the best available employees, to provide performance-related incentives to such employees to achieve established performance goals, and to promote the growth and success of the Company’s business by aligning the financial interests of employees with those of the shareholders of the Company, in each case, through the grant of cash awards.

The 2018 ECIP authorizes the grant of cash awards to eligible participants that are paid based upon the achievement of predetermined performance criteria at the end of a performance period, which will be one year unless determined otherwise by the Committee. The 2018 ECIP also authorizes the grant of discretionary cash awards in unusual circumstances to redress any inequities in performance based cash awards that might arise or to reward exemplary performance on a very limited basis.

The 2018 ECIP is administered by the Committee. The Committee has the authority to determine which employees receive Awards, grant Awards and set the terms and conditions of Awards, subject to the conditions and limitations in the 2018 ECIP. The Committee may make any adjustments it deems appropriate to the performance goals, specific performance factors and targets related to those performance goals and award criteria in the event of any change in outstanding shares of the Company by reason of any share dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in order to assure the incentive features of the 2018 ECIP.

Under the 2018 ECIP, unless otherwise determined by the Committee, any award outstanding as of the effective date of a Change in Control (as defined in the 2018 ECIP) or the death or disability of a participant will become payable on a pro rata basis, and any performance bonus will be payable at 100% of the target level of each applicable performance goal. Unless otherwise determined by the Committee, if a participant resigns or is terminated prior to the payment date of an award, the participant will forfeit the unpaid award in its entirety.

The foregoing description of the 2018 ECIP is qualified in its entirety by reference to the full text of the Ensco plc 2018 Cash Incentive Plan, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Ensco plc 2018 Cash Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date:	February 22, 2018	/s/ Michael T. McGuinty Michael T. McGuinty Senior Vice President, General Counsel and Secretary

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